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                                                                     EXHIBIT 4.4
                                                                     -----------






                                 TRUST AGREEMENT

                                       FOR

                                 NS GROUP, INC.

                   SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN


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                                TABLE OF CONTENTS

                                    PREAMBLE

                                    ARTICLE I
                    DEFINITIONS; PURPOSE; RIGHTS OF ELIGIBLE
                           EMPLOYEES AND BENEFICIARIES

         1.1      Definitions ...........................................2
         1.2      Purpose ...............................................2

         1.3      Rights of Eligible Employees and Beneficiaries ........2

                                   ARTICLE II

                        POWERS AND DUTIES OF THE TRUSTEE

         2.1      Powers and Duties of Trustee ..........................3
         2.2      Trust Funds and Investments ...........................3
         2.3      Adjustment of Claims ..................................5
         2.4      Borrowing .............................................5
         2.5      Voting Rights .........................................5
         2.6      Directions to Trustee .................................6
         2.7      Registration of Securities; Nominees ..................7
         2.8      Agents, Attorneys, Actuaries, and Accountants .........7

         2.9      Deposit of Funds ......................................7
         2.10     Payment of Taxes; Indemnity ...........................7
         2.11     Records and Statements ................................8
         2.12     Authority .............................................8
         2.13     Court Action Not Required .............................8
         2.14     Reliance on Written Directions ........................8
         2.15     Trustee's Performance .................................9
         2.16     Counsel ...............................................9
         2.17     Insurance Contracts ...................................9

                                   ARTICLE III
                            PAYMENTS OUT OF THE TRUST

         3.1      Payments .............................................10
         3.2      Compensation and Expenses ............................10

         3.3      Return of Contributions to the Sponsor ...............10


                                      (i)


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                                   ARTICLE IV
                          SUCCESSION TO THE TRUSTEESHIP

         4.1      Resignation of the Trustee ...........................11
         4.2      Removal of the Trustee ...............................11
         4.3      Appointment of a Successor Trustee ...................11

                                    ARTICLE V
                                    AMENDMENT

         5.1      Right of Amendment ...................................12
         5.2      Limitation on Amendment ..............................12

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1      Validity of Trust Agreement ..........................13
         6.2      No Guarantees ........................................13
         6.3      Duty to Furnish Information ..........................13
         6.4      Withholding ..........................................13
         6.5      Parties Bound ........................................13
         6.6      Bonding Requirements .................................13



                                      (ii)
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                                    PREAMBLE

THIS Trust Agreement, formerly known as the Trust Agreement for NS Group, Inc. Salaried Employees Flexible Compensation Plan, is entered into by and between NS Group, Inc. (the "Sponsor") and Key Trust Company of Ohio, N.A., a national banking association with full trust powers, (the "Trustee");

WHEREAS, under declaration of trust, there is presently maintained a trust for the purpose of providing benefits under the NS Group, Inc. Salaried Employees Retirement Savings Plan, formerly known as the NS Group, Inc. Salaried Employees Flexible Compensation Plan (the "Plan");

WHEREAS, effective September 26, 1998, the Newport Steel Corporation Salaried Employees Profit Sharing Plan and Trust and the Koppel Steel Corporation Salaried Employees Profit Sharing Plan and Trust were merged into the Plan and this Trust Agreement;

WHEREAS, the Trustee consents to the merger of the Newport Steel Corporation Salaried Employees Profit Sharing Plan and Trust and the Koppel Steel Corporation Salaried Employees Profit Sharing Plan and Trust into the Plan and this Trust Agreement and agree to hold the assets transferred from such plans and trusts in accordance with the terms of this Trust Agreement;

WHEREAS, the Sponsor desires to amend and restate in their entirety the provisions of the declaration of trust in this Trust Agreement;

NOW, THEREFORE, the parties agree that effective as of September 27, 1998, the prior declaration of trust is hereby amended and restated in this Trust Agreement and that the Trustee shall hold all assets presently held in the trust and all funds and other property from time to time contributed or transferred to it pursuant to the provisions of the Plan, together with all the increments, proceeds, investments and reinvestments thereof, in trust, for the uses and purposes and upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                    DEFINITIONS; PURPOSE; RIGHTS OF ELIGIBLE
                           EMPLOYEES AND BENEFICIARIES

1.1      Definitions

For all purposes of this Trust Agreement, the terms defined in the Plan shall have the meanings therein set forth, unless, as the case may be, a different meaning is clearly required by the context hereof.

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1.2      Purpose

The Trust is established to provide retirement and other benefits for eligible employees and their beneficiaries. Except as provided in Section 3.3, prior to the satisfaction of all liabilities under the Plan, no part of the Trust assets may be applied to any purpose other than providing benefits under the Plan and for defraying expenses of administering the Plan and the Trust.

1.3      Rights of Eligible Employees and Beneficiaries

The rights of eligible employees and their beneficiaries shall be determined solely under the Plan.

                                   ARTICLE II
                        POWERS AND DUTIES OF THE TRUSTEE

2.1      Powers and Duties of Trustee

In the administration of the Trust, the Trustee shall have the powers and duties set forth in this Article II, in addition to all powers and duties otherwise expressly set forth in this Trust Agreement.

2.2      Trust Funds and Investments

The Trustee shall establish Trust Funds as provided by the Plan or this Trust Agreement or as designated by the Sponsor under authority of the Plan or this Trust Agreement in which all the assets of the Trust shall be held. Subject to the provisions of Section 2.6, and with respect to such Trust Funds, the Trustee is empowered:

(a) to invest and reinvest all or any part of the Trust, including both principal and income, in such securities, including employer securities, real estate, and other property as may be selected by it; moreover, the Trustee may invest and reinvest the entire Trust or any part thereof in qualifying employer securities and qualifying employer real property;

(b) to purchase annuities or otherwise invest assets of the Trust under a contract or contracts with an insurance company or companies, and hold and retain such contract or contracts as part of the Trust;

(c) to invest and reinvest all or any part of the Trust under an insurance contract or contracts that contain provisions relating to a guaranteed rate of return on such investment;

(d) to sell, lease, exchange, or otherwise dispose of all or any part of the Trust at such prices, upon such terms and conditions, and in such manner as it shall determine, including the



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         right to lease, with or without option to purchase, for any term, and also including the right to surrender or cancel any insurance or annuity contract or contracts at any time held in the Trust;

(e) to exercise, buy, or sell rights of conversion or subscription; provided, however, that any conversion of employer securities shall be on the same terms as are applicable to all holders of the convertible securities and in exchange for at least the fair market value of the securities converted;

(f) to enter into or oppose any plan of consolidation, merger, reorganization, capital readjustment, or liquidation of any corporation or other issuer of securities held hereunder (including any plan for the sale, lease, or mortgage of any of its property or the adjustment or liquidation of any of its indebtedness) and, in connection with any such plan, to enter into any security holders' trust agreement, to deposit securities under such agreement, and to pay assessments or subscriptions from the other assets held hereunder;

(g) to retain in cash or in forms of investment otherwise unproductive of income such portion of the Trust as it shall determine is necessitated by the cash requirements of the Trust; provided, however, that, to the maximum extent feasible, such amounts shall be held which are productive of income but are sufficiently liquid to meet such cash requirements;

(h)      to deposit securities held hereunder in any depository;

(i) to transfer to and invest all or any part of the Trust in the Key Bank Managed Guaranteed Income Fund, the Key Bank Multiple Investment Trust for Employee Benefit Trusts, or any collective investment trust which constitutes an exempt trust within the meaning of the Code and which is then maintained by a bank or trust company, or any of its affiliates, when such bank or trust company is acting as Trustee, co-Trustee, agent for the Trustee, or as an Investment Manager; provided that the instrument establishing such collective investment trust, as amended from time to time, shall govern any investment therein, and is hereby made a part of this Trust Agreement as if fully set forth herein;

(j) to transfer to and invest all or any part of the Trust in any trust which forms a part of a pension or profit-sharing plan of an Employer or a Related Company qualified under the Code and which constitutes an exempt trust within the meaning of the Code; provided that the instrument establishing such trust, as amended from time to time, shall govern any investment therein, and is hereby made a part of this Trust Agreement as if fully set forth herein;

(k) to engage in any transaction with respect to all or any part of the Trust with a pooled investment fund of any insurance company qualified to do business in any state (as defined in ERISA) which transaction is a sale or purchase of an interest in such fund;

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(l)      to purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities and Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange; and

(m) pursuant to the direction of the Sponsor or Administrator, to purchase and sell interests in a registered investment company registered under the Investment Company Act of 1940, for which the Trustee or an affiliate of the Trustee serves as investment advisor or sub-advisor and receives compensation from the registered interest investment company for its services as investment advisor or sub-advisor, provided that the applicable conditions of Department of Labor Prohibited Transaction Exemption 77-4 are satisfied.

The term "securities", wherever used in this Trust Agreement, shall include common and preferred stocks, contractual obligations of every kind, whether secured or unsecured, equitable interests in real or personal property, and intangible property of every description and howsoever evidenced. Notwithstanding the foregoing provisions of this Section, the Trustee shall not acquire or hold any employer security unless it is a qualifying employer security and shall not acquire or hold any employer real property unless it is qualifying employer real property; moreover, the Trustee shall not acquire or hold any qualifying employer security or qualifying employer real property in violation of the provisions of Sections 407 and 408 of ERISA. The terms "employer security", "qualifying employer security", "employer real property", and "qualifying employer real property" shall have the meanings provided in
Section 407(d) of ERISA.

2.3      Adjustment of Claims

Subject to the provisions of Section 2.6, the Trustee is empowered to compromise and adjust any and all claims, debts, or obligations in favor of or against the Trust, whether such claims be in litigation or not, upon such terms and conditions as it shall determine, and to reduce the rate of interest on, to extend or otherwise modify, to foreclose upon default, or otherwise to enforce any such claim, debt, or obligation.

2.4      Borrowing

Subject to the provisions of Section 2.6, the Trustee is empowered to borrow money, upon such terms and conditions as it deems desirable or proper for the improvement, protection, preservation, or other best interest of the Trust. For any sum so borrowed, the Trustee may issue its promissory note as Trustee and secure the repayment thereof by mortgaging or pledging any part or all of the Trust.

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2.5      Voting Rights

Subject to the provisions of Section 2.6, the Trustee is empowered to exercise the voting rights appurtenant to any securities held hereunder, either in person or by proxy, and to execute proxies or powers of attorney to any one or more persons.

2.6      Directions to Trustee

The powers conferred upon the Trustee in Sections 2.2, 2.3, 2.4, and 2.5 shall be exercised by the Trustee in its sole discretion, subject to the following:

(a) With respect to Section 2.2, the Trustee shall establish such separate Investment Funds as the Sponsor shall determine and direct in writing, including an Employer Stock Investment Fund. As provided in the Plan, each Participant shall make investment elections with respect to the investment of his Separate Account among the Investment Funds. The Trustee shall have no responsibility for the selection of investments among the Investment Funds and shall not render investment advice to any person in connection thereto. The Trustee shall be required to follow the directions so given to it, except that the Trustee shall not be required to follow any directions that would result in a breach of the Trustee's fiduciary duties. The Employer Stock Investment Fund shall be invested by the Trustee primarily in Employer Stock. The Sponsor may direct the Trustee to purchase Employer Stock on the open market through a national securities exchange, or on the over-the-counter market through a broker-dealer which is a member of the National Association of Securities Dealers. In addition, the Trustee may purchase Employer Stock from the Sponsor in accordance with the requirements of Section 408 of ERISA.

(b) With respect to Sections 2.2 and 2.5, the Sponsor may at any time appoint an Investment Manager to manage the investment of the assets of the Trust. The term "Investment Manager" shall have the same meaning as provided in Section 3(38) of ERISA. Upon appointment of the Investment Manager in writing and the written acknowledgment by the Investment Manager of its status as a fiduciary with respect to the Plan, it shall have such authority as is delegated to it by the Sponsor, together with such authority as may thereafter from time to time be delegated to it by the Sponsor. Upon the appointment of an Investment Manager and the delegation to it of authority over investment management as herein provided, the Trustee shall be required to follow the written investment directions of the Investment Manager. Any such written directions of the Investment Manager may be of a continuing nature, or otherwise, and may be revoked or superseded by the Investment Manager at any time by notice in writing to the Trustee.

(c) With respect to Sections 2.2, 2.3, 2.4, and 2.5, the Sponsor at any time may direct the Trustee in writing to obtain written approval of such person or persons as the Sponsor may designate before exercising any one or more of such powers. Moreover, the Sponsor


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         at any time may direct the Trustee in writing to follow any written directions of such person or persons as the Sponsor may designate, with respect to the exercise of any one or more of such powers, including, with respect to Section 2.5, Participant directions to the Trustee in writing with respect to voting of any employer securities credited to his Separate Account. Voting by the Trustee shall be made in accordance with the procedures prescribed from time to time by the Sponsor and by the Trustee. Any such written directions by such designated person or persons may be of a continuing nature, or otherwise, and may be revoked or superseded by such person or persons, or by the Sponsor, at any time by notice in writing to the Trustee. The Trustee shall be required to follow the directions so given to it; provided, however, that the Trustee shall not be required to follow any directions which would result in a breach of the Trustee's fiduciary duties.

2.7      Registration of Securities; Nominees

The Trustee is empowered to register securities in its own name, or in the name of its nominee, without disclosing the trust, or to hold the same in bearer form, and to take title to other property in its own name or in the name of its nominee without disclosing the trust; provided, however, that the Trustee shall be responsible for the acts of its nominees.

2.8      Agents, Attorneys, Actuaries, and Accountants

The Trustee is empowered to employ such agents, attorneys (including attorneys who may be of counsel for the Sponsor), actuaries, and accountants as it may deem necessary or proper in connection with its duties hereunder, and to determine and pay the reasonable compensation and expenses of such agents, attorneys, actuaries, and accountants.

2.9      Deposit of Funds

The Trustee is empowered to deposit funds, pending investment or distribution thereof, in the commercial or savings department of any bank, savings and loan association or trust company supervised by the United States or a state or agency thereof; and it is authorized to accept such regulations covering the withdrawal of funds so deposited as it shall deem proper. The Trustee may deposit all or any part of the Trust, including both principal and interest, in the banking department of the Trustee (and any of its affiliates) and of any other fiduciary or party-in-interest with respect to the Trust; provided, however, that the deposits bear a reasonable rate of interest and are authorized pursuant to the provisions of Section 408 of ERISA.

2.10     Payment of Taxes; Indemnity

The Trustee is empowered to pay out of the Trust, as a general charge thereon, any and all taxes of whatsoever nature assessed on or in respect to the Trust; provided, however, that, if the Sponsor shall notify the Trustee in writing that in the opinion of its counsel any such tax is not


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lawfully assessed, the Trustee, if so requested by the Sponsor, shall contest the validity of such tax in any manner deemed appropriate by the Sponsor or its counsel. The word "taxes", as used herein, shall be deemed to include any interest or penalties assessed in respect to such taxes. Unless the Trustee first shall have been indemnified to its satisfaction by the Sponsor, the Trustee shall not be required to contest the validity of any tax, to institute, maintain, or defend against any other action or proceeding, or to incur any other expense in connection with the Trust, except to the extent that the Trust is sufficient therefor.

2.11     Records and Statements

The Trustee shall keep accurate records of all receipts, disbursements, and other transactions affecting the Trust which, together with the assets comprising the Trust and all evidences thereof, shall be available for inspection or for the purpose of making copies or reproductions thereof by the Sponsor or any of its duly authorized representatives. The Trustee shall render to the Sponsor at intervals agreed to by the Sponsor and the Trustee statements of receipts and disbursements and of all transactions during the preceding interval affecting the Trust and a statement of all assets held in the Trust.

2.12     Authority

The Trustee is authorized to execute and deliver any and all instruments and to perform any and all acts which may be necessary or proper to enable it to discharge its duties under this Trust Agreement and to carry out the powers and authority conferred upon it.

2.13     Court Action Not Required

All the powers and authority herein conferred upon the Trustee shall be exercised by it without the necessity of applying to any court for leave or confirmation. No person, firm, or corporation dealing with the Trustee shall be required to ascertain whether the Trustee shall have obtained the approval of any court or of any person with respect to any action which it may propose to take hereunder, but every such person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of the Trustee.

2.14     Reliance on Written Directions

Any written direction, request, approval, or other document signed in the name of the Sponsor or the Administrator by a duly authorized individual shall be conclusively deemed to constitute the written direction, request, approval, or other document of the Sponsor or the Administrator and the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Trust Agreement.

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2.15     Trustee's Performance

In the exercise of any of the powers and authority herein conferred upon it, the Trustee shall adhere at all times to the fiduciary standards established by ERISA.

2.16     Counsel

The Trustee may consult with counsel selected by it, who may be of counsel for the Sponsor, as to any matters or questions arising hereunder, and the opinion of such counsel shall be full and complete authority and protection in respect to any action taken, suffered, or omitted by the Trustee in good faith and in accordance with the opinion of such counsel.

2.17     Insurance Contracts

Notwithstanding any other provision of this Trust Agreement or the Plan to the contrary, the Administrator shall retain all discretionary power relating to any annuity, endowment or other form of insurance contract acquired by or delivered to the Trustee. As directed by the Administrator, the Trustee will acquire, hold and dispose of insurance contracts, deliver the purchase price, and exercise any and all rights, privileges, options, and elections under those policies. The Trustee will be fully discharged with respect to any policy when it is delivered to the Administrator.

                                   ARTICLE III
                            PAYMENTS OUT OF THE TRUST

3.1      Payments

The Trustee shall make payments from the Trust to such persons in such amounts and at such times as the Sponsor or the Administrator from time to time shall direct in writing to be payable under the Plan.

3.2      Compensation and Expenses

The Trustee shall be entitled to such reasonable compensation for its services as the Sponsor and the Trustee from time to time shall agree, and shall be entitled to reimbursement for all reasonable expenses incurred by the Trustee in the administration of the Trust. All compensation, if applicable, and expenses of administering the Plan or Trust, including fees assessed against the Plan, the Trust, the Sponsor, or the Administrator, shall be paid by the Sponsor, except that, in the event the Sponsor fails to make payment, such compensation and expenses shall be paid out of the Trust as a general charge thereon. If the Sponsor so directs, costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment Fund shall be paid by the Trustee from such Investment Fund.

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3.3      Return of Contributions to the Sponsor

Upon written notice of the Sponsor, the Trustee shall pay over to the Sponsor the amount of any contribution (i) made under a mistake of fact, or (ii) disallowed as a deduction contribution under Section 404 of the Code, or (iii) with respect to which the Plan does not qualify initially under Section 401(a) of the Code or the Trust is not exempt under Section 501(a) of the Code. In no event shall the Trustee make such payment later than one year after (i) the payment of the contribution, or (ii) the disallowance of the deduction to the extent disallowed, or (iii) the date of denial of the initial qualification of the Plan.

                                   ARTICLE IV
                          SUCCESSION TO THE TRUSTEESHIP

4.1      Resignation of the Trustee

Any Trustee acting hereunder may resign at any time by giving notice in writing to the Sponsor at least 30 days before such resignation is to become effective, unless the Sponsor shall accept as adequate a shorter notice.

4.2      Removal of the Trustee

The Sponsor may, with or without cause, remove any Trustee acting hereunder by giving notice in writing to the Trustee at least 30 days before such removal is to become effective, unless the Trustee shall accept as adequate a shorter notice.

4.3      Appointment of a Successor Trustee

If for any reason a vacancy should occur in the trusteeship, a successor Trustee shall forthwith be appointed by the Sponsor. Any successor Trustee appointed hereunder shall execute, acknowledge, and deliver to the Sponsor an instrument in writing accepting such appointment hereunder. Such successor Trustee thereupon shall become vested with the same title to the property comprising the Trust, and shall have the same powers and duties with respect thereto, as are hereby vested in the original Trustee. The predecessor Trustee shall execute all such instruments and perform all such other acts as the successor Trustee or Sponsor shall reasonably request to effectuate the provisions hereof. The successor Trustee shall have no duty to inquire into the administration of the Trust for any period prior to its succession.

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                                    ARTICLE V
                                    AMENDMENT

5.1      Right of Amendment

The Sponsor reserves the right, at its sole discretion, from time to time to amend the provisions of this Trust Agreement in any manner; provided, however, that the powers, duties, and immunities of the Trustee under this Trust Agreement shall not be substantively changed without its approval. Any such amendment shall be by written instrument executed by the Sponsor and delivered to the Trustee, and may be made retroactively if in the opinion of the Sponsor such amendment is necessary to enable the Plan and the Trust to meet the requirements of the Code (including the regulations and rulings issued thereunder) or the requirements of any governmental authority.

5.2      Limitation on Amendment

The Sponsor shall make no amendment to this Trust Agreement that results in the forfeiture or reduction of the accrued benefit of any Participant or Beneficiary. Notwithstanding the preceding sentence, nothing herein contained shall restrict the right to amend the provisions of this Trust Agreement relating to the administration of the Plan and the Trust. Moreover, no such amendment shall be made under this Article which shall permit any part of the Trust to revert to the Sponsor or any Related Company or to be used for or be diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries.

                                   ARTICLE VI
                                  MISCELLANEOUS

6.1      Validity of Trust Agreement

The validity of this Trust Agreement shall be determined and this Trust Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky, except to the extent that they are superseded by Section 514 of ERISA. The invalidity or illegality of any provision of this Trust Agreement shall not affect the validity or legality of any other part hereof.

6.2      No Guarantees

Neither the Sponsor nor the Trustee guarantees the Trust from loss or depreciation.

6.3      Duty to Furnish Information

The Administrator, the Employers, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that such other reasonably deems


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necessary to perform its duties imposed under the Plan or this Trust Agreement or otherwise imposed by law.

6.4      Withholding

The Trustee shall withhold any Federal tax which by any present or future law is required to be withheld from any payment under the Plan, unless the Sponsor shall have notified the Trustee in writing to the effect that the Sponsor has withheld such tax.

6.5      Parties Bound

This Trust Agreement shall be binding upon the parties hereto, all Participants, and persons claiming under or through them pursuant to the Plan, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

6.6      Bonding Requirements

Every fiduciary, except a bank or an insurance company, unless exempted by ERISA and the regulations thereunder, shall be bonded in an amount not less than ten percent of the funds such fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond shall be $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything to the contrary contained in the Plan or this Trust Agreement, the cost of such bonds shall be an expense of and may, at the election of the Sponsor, be paid from the Trust or by the Sponsor.

                                *    *    *

 EXECUTED this 24th day of September, 1998.

                                  NS GROUP, INC.

                                  By /s/ Clifford R. Borland
                                    --------------------------------------
                                    Clifford R. Borland, President




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                                     KEY TRUST COMPANY OF OHIO, N.A., Trustee

                                     By /s/ Matthew R. Depe
                                       -------------------------------------

                                       Title:  Vice President



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